UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 2, 2012

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017 (Address of Principal Executive Office)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 2, 2012, Donna H. Kinnaird was appointed Chief Operating Officer of Reinsurance Group of America, Incorporated (the “Company”), with responsibility for various corporate functions. Ms. Kinnaird, 60, had been employed by Swiss Re America Holding in various positions since 2002, including most recently serving as President and Chief Executive Officer of Reassure America Life Insurance Company. She also served as President, Managing Director of Swiss Re Life and Health America Inc. from 2006 until 2011.

In connection with her appointment as Chief Operating Officer, Ms. Kinnaird was granted (i) a stock appreciation right award of 11,198 shares with a strike price of $59.36, which was the closing price of the Company’s common stock on April 2, 2012 (the date of grant) and (ii) a performance contingent stock award of 4,212 shares. These awards were made pursuant to the standard award agreements under the Company’s Flexible Stock Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: April 4, 2012	By:	/s/ Jack B. Lay
Jack B. Lay Senior Executive Vice President and Chief Financial Officer